Exhibit 99

Press Release

July 30, 2010

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RESULTS FOR 2nd QUARTER AND FIRST SIX MONTHS OF 2010

West Des Moines, IA – West Bancorporation, Inc. (NASDAQ: WTBA) (the “Company”), parent company of West Bank, reports net income available to common shareholders of $2.0 million or $0.12 per common share for the second quarter compared to a net loss available to common shareholders of ($22.8) million or ($1.32) per common share for the same quarter last year.

For the first six months of 2010, net income available to common shareholders was $4.8 million compared to a net loss of ($20.5) million for the first six months of 2009.  Net income per common share for the first six months of 2010 was $0.28 compared to a loss per common share of ($1.18) for the first six months of 2009.

“We are pleased to report another profitable quarter.  Asset quality appears to be stabilizing and the net interest margin is improving,” said President and Chief Executive Officer Dave Nelson. “Results show continued momentum in the company’s core business.  We are not at the level of profitability we desire, but it is nice to have solid results in these economic times.”

“We remain focused on improving all areas of our operations, particularly credit quality, as we address ongoing economic and regulatory changes,” said Nelson.  “For example, we recently announced the hiring of a very capable person to fill the newly created position of chief risk officer.”

Included in second quarter results is a loss of $900,000 ($0.05 per share) attributable to the Company’s investment in a renewable energy closed-end fund.  The investment was originally made in support of the Company’s former subsidiary, WB Capital Management Inc., which was to be the fund’s investment manager.   The fund’s board of directors has not withdrawn the offering, but West Bancorporation believes current market conditions and the lack of fundraising success make it unlikely that the fund will succeed and therefore, concluded our investment was impaired.

The net interest margin continues to grow, aided by a positive shift in the funding mix and improved deposit and loan pricing.  Total loans outstanding declined $30.9 million during the second quarter.  “We are seeing reasonable activity in the form of new loan requests, but it is not enough to offset normal run-off in the portfolio due to pay offs and scheduled payments,” stated Mr. Nelson.  “Banks are criticized for not making loans, but the truth of the matter is that many of our customers are avoiding debt in these uncertain times.”

West Bank’s total deposits declined by $80.6 million during the second quarter.  The decrease was largely due to the decision to tier interest rates on SmartyPig® deposits.  This action had the desired effect of discouraging rate shoppers from using SmartyPig®.  As previously announced, SmartyPig® has entered into an agreement to use BBVA Compass Bank as its banking partner effective August 1, 2010, replacing West Bank.    The Company will retain its minority ownership interest in SmartyPig, LLC.

West Bank continues to aggressively provide for loan loss reserves.  The allowance for loan losses as a percentage of loans outstanding as of June 30, 2010, was 2.19 percent.  This is up from 2.12 percent at June 30, 2009.  Management believes the allowance is adequate to absorb the losses inherent in the loan portfolio, although the economic environment will continue to be a significant determinant of future loan losses.

The results for the second quarter included a provision for loan losses of $1.4 million.  The Company also wrote down the carrying value of properties held in other real estate owned by $662,000 in response to updated valuations.  Those valuations demonstrate the continued erosion being experienced in certain real estate sectors.  During the second quarter, total nonperforming assets declined by $6.2 million to $50.2 million.  Within the specific categories of nonperforming assets, troubled debt restructured loans decreased by $4.2 million and other real estate owned declined by $2.3 million.  “These developments show our progress in working through problem assets,” commented Mr. Nelson.

At its quarterly meeting on July 28, 2010, the Board of Directors of the Company voted to forgo a quarterly dividend on its common stock.  The Company will pay its quarterly preferred stock dividend of $450,000 to the Treasury Department on August 16, 2010.

The Company and West Bank continue to be well-capitalized under all regulatory measures.  The following are the regulatory capital ratios as of June 30, 2010:

	Requirements to Be
	Well-Capitalized		Actual
($'s in thousands)	Amount	Ratio	Amount	Ratio

As of June 30, 2010:
Total Capital (to Risk-Weighted Assets)
Consolidated	n/a	n/a	$173,650	15.6%
West Bank	$110,789	10.0%	169,858	15.3%

Tier I Capital (to Risk-Weighted Assets)
Consolidated	n/a	n/a	159,651	14.3%
West Bank	66,473	6.0%	145,920	13.2%

Tier I Capital (to Average Assets)
Consolidated	n/a	n/a	159,651	9.6%
West Bank	82,751	5.0%	145,920	8.8%

The Company filed its second quarter Form 10-Q with the Securities and Exchange Commission today.  Please refer to it for a more in-depth analysis of our results.  It is available on the Investor Relations section of the Company’s website at www.westbankiowa.com.

The Company will discuss its results for the second quarter and first six months of 2010 during a conference call scheduled for 2:00 p.m. central time today, Friday, July 30, 2010.  The telephone number for the conference call is 800-860-2442.  A recording of the call will be available until August 30, 2010, at 877-344-7529, pass code: 436692.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa.  Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses.  West Bank has two full-service offices in Iowa City, one full-service office in Coralville, and eight full-service offices in the greater Des Moines area.

The information contained in this report may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratios.  Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” “anticipates,” or similar references or references to estimates or predictions.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, including actions of the Securities and Exchange Commission, the United States Department of the Treasury, the Federal Deposit Insurance Corporation, the Federal Reserve Board, and/or the Iowa Division of Banking; changes in the Treasury’s Capital Purchase Program; and customers’ acceptance of the Company’s products and services.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands, except per share data)
			June 30,	June 30,
CONSOLIDATED STATEMENTS OF CONDITION			2010	2009
Assets
Cash and due from banks			$26,596	$23,985
Short-term investments			257,277	64,254
Securities			298,409	255,596
Loans held for sale			1,041	7,213
Loans			961,221	1,115,324
Allowance for loan losses			(21,091)	(23,662)
Loans, net			940,130	1,091,662
Bank-owned life insurance			25,844	24,986
Other real estate owned			24,637	6,137
Other assets			34,943	40,827
Total assets			$1,608,877	$1,514,660

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing			$208,960	$210,277
Interest-bearing:
Demand			165,699	132,597
Savings			429,638	348,275
Time of $100,000 or more			350,676	250,202
Other Time			120,414	235,927
Total deposits			1,275,387	1,177,278
Short-term borrowings			60,790	52,200
Long-term borrowings			125,619	145,619
Other liabilities			7,057	10,895
Stockholders' equity			140,024	128,668
Total liabilities and stockholders' equity			$1,608,877	$1,514,660

	PER COMMON SHARE		MARKET INFORMATION (1)
	Net Income (Loss)	Dividends	High	Low
2010
1st quarter	$0.16	$-	$6.64	$4.80
2nd quarter	0.12	-	9.04	6.32

2009
1st quarter	$0.14	$0.08	$12.40	$4.36
2nd quarter	(1.32)	0.01	9.50	5.00
3rd quarter	0.08	-	6.38	4.61
4th quarter	0.13	-	5.50	4.28

(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the Nasdaq
Global Select Market, under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands, except per share data)
	Three months ended		Six months ended
	June 30,		June 30,
CONSOLIDATED STATEMENTS OF OPERATIONS	2010	2009	2010	2009
Interest income
Loans	$13,525	$15,102	$27,231	$30,124
Securities	1,976	1,961	3,952	3,798
Other	183	208	330	311
Total interest income	15,684	17,271	31,513	34,233

Interest expense
Deposits	3,973	5,305	8,013	10,570
Short-term borrowings	62	84	118	175
Long-term borrowings	1,386	1,687	2,985	3,356
Total interest expense	5,421	7,076	11,116	14,101

Net interest income	10,263	10,195	20,397	20,132
Provision for loan losses	1,400	15,000	3,400	18,500
Net interest income after provision for loan losses	8,863	(4,805)	16,997	1,632

Noninterest income
Service charges on deposit accounts	820	1,073	1,658	2,042
Debit card usage fees	348	281	656	529
Service fee from SmartyPig, LLC	794	-	1,061	-
Trust services	198	179	406	359
Gains and fees on sales of residential mortgages	286	237	473	535
Increase in cash value of bank-owned life insurance	226	181	444	363
Gain from bank-owned life insurance	-	-	-	840
Other income	247	246	493	502
Total noninterest income	2,919	2,197	5,191	5,170

Investment securities gains (losses), net
Total other-than-temporary impairment losses	(188)	(1,013)	(188)	(2,428)
Portion of loss recognized in other comprehensive income (loss) before taxes	-	738	-	738
Net impairment losses recognized in earnings	(188)	(275)	(188)	(1,690)
Realized securities gains (losses), net	(9)	-	37	1,453
Investment securities gains (losses), net	(197)	(275)	(151)	(237)

Noninterest expense
Salaries and employee benefits	2,775	2,473	5,367	5,200
Occupancy	796	1,028	1,597	1,843
Data processing	469	447	902	857
FDIC insurance expense	883	1,283	1,445	1,736
Other real estate owned expense	550	90	660	125
Professional fees	226	229	474	491
Miscellaneous losses	921	18	988	32
Goodwill impairment	-	13,376	-	13,376
Other expense	1,146	1,260	2,329	2,638
Total noninterest expense	7,766	20,204	13,762	26,298

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands, except per share data)
	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Income (loss) before income taxes	3,819	(23,087)	8,275	(19,733)
Income taxes (benefits)	1,216	(9,344)	2,333	(8,927)
Income (loss) from continuing operations	2,603	(13,743)	5,942	(10,806)

Loss from discontinued operations before income taxes	-	(9,353)	-	(9,346)
Income tax benefits	-	(817)	-	(814)
Loss from discontinued operations	-	(8,536)	-	(8,532)
Net income (loss)	2,603	(22,279)	5,942	(19,338)
Preferred stock dividends and accretion of discount	(572)	(570)	(1,141)	(1,137)
Net income (loss) available to common stockholders	$2,031	$(22,849)	$4,801	$(20,475)

SUPPLEMENTAL INFORMATION
Income (loss) from continuing operations	$2,603	$(13,743)	$5,942	$(10,806)
Preferred stock dividends and accretion of discount	(572)	(570)	(1,141)	(1,137)
Net income (loss) from continuing operations available to common stockholders	$2,031	$(14,313)	$4,801	$(11,943)

PERFORMANCE HIGHLIGHTS
Return on average equity	7.52%	-58.33%	8.75%	-25.54%
Return on average assets	0.63%	-5.10%	0.73%	-2.34%
Net interest margin	2.80%	2.63%	2.81%	2.74%
Efficiency ratio	56.33%	52.30%	51.34%	48.60%